Exhibit 10.48

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Execution Version

November 18, 2013

AstraZeneca AB

SE-431 83

Mölndal

Sweden

Attn: President

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

U.S.A

Attn: President and Chief Executive Officer

Re: Acknowledgements and agreements regarding rights and responsibilities of the parties in relation to the License Agreements

Ladies and Gentlemen:

As you are aware, AstraZeneca AB, a corporation organized under the laws of Sweden (“AstraZeneca”) and Horizon Pharma U.S.A, Inc., a corporation organized under the laws of Delaware (“Horizon”) have, on the date of this letter agreement, executed that certain Asset Purchase Agreement by and between AstraZeneca and Horizon (the “APA”) pursuant to which AstraZeneca has agreed, subject to the terms and conditions of the APA, to transfer, assign and license to Horizon all rights of AstraZeneca and its affiliates to Vimovo® and other pharmaceutical products that contain gastroprotective agents in a single fixed combination oral solid dosage form with non-steroidal anti-inflammatory drugs in the United States and its territories and possessions (the “U.S.”), including, without limitation, all licenses and other rights granted to AstraZeneca by POZEN, Inc. (“POZEN”) with respect to such products in the U.S. (the “Divestiture”).

The parties acknowledge that, as of the date of this letter agreement, AstraZeneca and POZEN are parties to that certain Collaboration and License Agreement, dated August 1, 2006, by and between AstraZeneca and POZEN, as amended prior to the date of this letter agreement (the “Original License Agreement”). In order to facilitate the transactions contemplated by the APA, AstraZeneca and POZEN have, on the date of this letter agreement, amended and restated the Original License Agreement in two separate agreements, each of which shall become effective on the closing of the APA: (i) that certain Amended and Restated Collaboration and License Agreement for the United States, by and between AstraZeneca and POZEN (as may be amended in accordance with its terms, the “U.S. License Agreement”), which sets forth all rights and obligations as between AstraZeneca and POZEN with respect to Products (as defined below) in the U.S., and (ii) that certain Amended and Restated Collaboration and License Agreement, by and between AstraZeneca and POZEN (as may be amended in accordance with its terms, the “ROW License Agreement”), which sets forth all rights and obligations as between AstraZeneca and POZEN with respect to Products (as defined below) outside the U.S. Pursuant to the APA, AstraZeneca has agreed, among other things, to assign to Horizon, and Horizon has agreed to assume, the U.S. License Agreement effective on the closing of the transactions contemplated under the APA. The date on which such closing occurs is referred to as the “Transfer Date.”

The parties are executing this letter agreement to (i) facilitate the transactions contemplated by the APA with respect to the assignment by AstraZeneca, and assumption by Horizon, of the U.S. License Agreement, and (ii) acknowledge and agree to certain matters relating to the rights, obligations and liabilities of the parties in relation to the Original License Agreement, the U.S. License Agreement and the ROW License Agreement.

In consideration of the foregoing, the parties acknowledge and agree to the following:

1. Definitions. For purposes of this letter agreement, the following terms are defined as indicated:

“Affiliate” means a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with an entity. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity; provided, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

“AstraZeneca Territory” means worldwide, excluding the Horizon Territory and Japan.

“AstraZeneca Net Sales” means Net Sales as defined in the ROW License Agreement.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Esomeprazole” means that certain pharmaceutical compound with the name (5-methoxy-2-{(S)-[(4-methoxy-3,5-dimethylpyridin-2-yl)methyl]sulfinyl}-1H-benzimidazole), including any [...***...].

“Field of Use” means the treatment of human diseases and conditions by means of a pharmaceutical product.

“Horizon Territory” means the United States and its territories and possessions.

“Horizon Net Sales” means Net Sales as defined in the U.S. License Agreement.

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“Licensed Technology” has the meaning set forth in (a) for purposes of paragraph 7(a) below, the U.S. License Agreement and (b) for purposes of paragraph 7(d) below, the ROW License Agreement.

“Milestone Event” means an event set forth in the table in paragraph 5 below.

“Milestone Payment” means a payment set forth in the table in paragraph 5 below.

“Milestone Share” means (a) with respect to AstraZeneca, (i) the applicable Milestone Payment multiplied by (ii) a fraction, the numerator of which is the AstraZeneca Net Sales for the applicable calendar year, and the denominator of which is the sum of (A) the AstraZeneca Net Sales for such calendar year and (B) the Horizon Net Sales for such calendar year; and (b) with respect to Horizon, (i) the applicable Milestone Payment multiplied by (ii) a fraction, the numerator of which is the Horizon Net Sales for the applicable calendar year, and the denominator of which is the sum of (A) the Horizon Net Sales for such calendar year and (B) the AstraZeneca Net Sales for such calendar year.

“Nexium” means AstraZeneca AB’s and its Affiliates’ products containing Esomeprazole as the sole active ingredient in any presentation form.

“Nexium Business” means AstraZeneca AB’s and its Affiliates’ development and commercialization activities pertaining to Esomeprazole and Esomeprazole based products.

“ROW Licensed Patents” means Licensed Patents as defined in the ROW License Agreement.

“Products” has the meaning set forth in (a) with respect to references in this letter agreement to development, manufacture, commercialization or other exploitation of Products in the AstraZeneca Territory, the ROW License Agreement and (b) with respect to references in this letter agreement to development, manufacture, commercialization or other exploitation of Products in the Horizon Territory, the U.S. License Agreement.

“Sublicensees” has the meaning set forth in (a) for purposes of paragraph 7(a) below, except as otherwise expressly provided in paragraph 7(a) below, the ROW License Agreement and (b) for purposes of paragraph 7(d) below, except as otherwise expressly provided in paragraph 7(d) below, the U.S. License Agreement.

“Supply Agreement” means that certain supply agreement to be entered into by Horizon and AstraZeneca LP in connection with the Divestiture pursuant to which AstraZeneca LP will supply Horizon with Vimovo® until December 31, 2014.

“US Licensed Patents” means Licensed Patents as defined in the U.S. License Agreement.

2. Consent to Assignment of U.S. License Agreement, Joint Inventions and Joint Patents. POZEN hereby consents to the assignment by AstraZeneca, and assumption by

Horizon, of the U.S. License Agreement and all of AstraZeneca’s and its Affiliates’ right, title and interest in and to the Joint Inventions (as defined in the Original License Agreement) and Joint Patents (as defined in the Original License Agreement) in the Horizon Territory conceived under the Original Agreement, in each case, effective as of the Transfer Date. Each of POZEN and AstraZeneca hereby represents and warrants to Horizon as of the date hereof that the Original License Agreement is in full force and effect.

3. Assumption of Transferred Rights and Obligations. Pursuant to the APA, effective as of the Transfer Date, Horizon will assume and accept all rights, liabilities and obligations of AstraZeneca under the U.S. License Agreement arising on or after the Transfer Date. All rights, liabilities and obligations of AstraZeneca with respect to POZEN other than those transferred to Horizon in connection with the Divestiture, will remain rights, liabilities and obligations of AstraZeneca. The foregoing does not modify the agreements as between AstraZeneca and POZEN set forth in the side letter agreement between AstraZeneca and POZEN dated September 16, 2013.

4. Release of Liabilities. The parties hereby agree that Horizon will not be responsible for, and POZEN, on behalf of itself and its Affiliates and its and their respective successors and assigns, officers, employees and directors and any third parties claiming through POZEN (collectively, the “Releasors”), hereby releases and forever discharges Horizon, its Affiliates and its and their respective successors and assigns, and the shareholders, officers, directors, employees, agents, trustees and beneficiaries of each of the foregoing (each individually, a “Horizon Party”) of and from, any and all claims, suits, acts, damages, demands, liabilities, rights of action and causes of action, both in law and equity, whether known or unknown, foreseen or unforeseen, matured or contingent, that the Releasors ever had, now have, or in the future may have against any Horizon Party arising out of or directly related to the Original License Agreement, including matters arising after the Transfer Date that arise out of or directly relate to the Original License Agreement (the “Claims”). Furthermore, POZEN, on behalf of itself and its respective Releasors, agrees not to sue, or otherwise institute or cause to be instituted, or in any way voluntarily participate in, assist in (financially or otherwise) or authorize the prosecution of any Claim against any Horizon Party in any federal, state, local or other court, or in any other forum.

5. Sales Milestones.

a. If any Milestone Event is achieved during the term of either the U.S. License Agreement or ROW License Agreement, each of AstraZeneca and Horizon shall pay to POZEN directly its Milestone Share (if any) with respect to the applicable Milestone Event within [...***...] ([…***…]) […***…] following the achievement of such Milestone Event. AstraZeneca shall not be liable for Horizon’s failure to pay Horizon’s Milestone Share to POZEN, and Horizon shall not be liable for AstraZeneca’s failure to pay AstraZeneca’s Milestone Share to POZEN.

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Milestone Event	Milestone Payment

1. End of first calendar year during which aggregate annual Horizon Net Sales and AstraZeneca Net Sales were at least $550,000,000	$[...***...]

2. End of first calendar year during which aggregate annual Horizon Net Sales and AstraZeneca Net Sales were at least $[...***...]	$[...***...]

3. End of first calendar year during which aggregate annual Horizon Net Sales and AstraZeneca Net Sales were at least $[...***...]	$[...***...]

4. End of first calendar year during which aggregate annual Horizon Net Sales and AstraZeneca Net Sales were at least $1,250,000,000	$[...***...]

Each Milestone Payment shall be payable only once, and not for each time that the applicable Milestone Event is achieved.

b. Until each Milestone Event has been achieved, AstraZeneca shall provide Horizon a copy of each report AstraZeneca provides to POZEN under Section 8.3.1 of the ROW License Agreement. AstraZeneca shall provide such copies to Horizon within […***…] ([…***…]) […***…] after the end of the applicable Calendar Quarter with respect to the first (1st) three (3) Calendar Quarters of a calendar year and within […***…] ([…***…]) […***…] after the end of the fourth Calendar Quarter of the applicable calendar year.

c. Until each Milestone Event has been achieved, Horizon shall provide AstraZeneca a copy of each report Horizon provides to POZEN under Section 8.2.1 of the U.S. License Agreement. Horizon shall provide such copies to AstraZeneca within

[…***…] ([…***…]) […***…] after the end of the applicable Calendar Quarter with respect to the first (1st) three (3) Calendar Quarters of a calendar year and within […***…] ([…***…]) […***…] after the end of the fourth Calendar Quarter of the applicable calendar year.

d. Until each Milestone Event has been achieved, promptly after receipt by each of Horizon and AstraZeneca of the reports described in the immediately preceding two paragraphs, and in any event no later than […***…] ([…***…]) […***…] after the end of the fourth Calendar Quarter of the applicable calendar year, AstraZeneca and Horizon shall confer regarding whether a Milestone Event has been achieved during the preceding calendar year and, if so, the Milestone Share payable by each of Horizon and AstraZeneca for the achievement of any such Milestone Event. […***…] and […***…] of […***…] and […***…] to […***…] in an […***…], and […***…] of […***…] and in the […***…]

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[...***...]. For clarity, this paragraph shall not limit either AstraZeneca’s or Horizon’s obligation to pay its respective Milestone Share when due.

e. AstraZeneca shall not be responsible for failure to pay its Milestone Share for achievement of a Milestone Event when due, and such failure shall not be deemed a breach of this letter agreement by AstraZeneca, to the extent such failure is the result of Horizon failing to timely report Horizon Net Sales to AstraZeneca in accordance with this letter agreement. Horizon shall not be responsible for failure to pay its Milestone Share for achievement of a Milestone Event when due, and such failure shall not be deemed a breach of this letter agreement by Horizon, to the extent such failure is the result of AstraZeneca failing to timely report AstraZeneca Net Sales to Horizon in accordance with this letter agreement.

f. The terms and conditions of Section 8.3.3, Section 8.3.4, Section 8.3.5 and Section 8.5 of the ROW License Agreement shall apply with respect to any Milestone Share of AstraZeneca and the terms and conditions of Section 8.2.3, Section 8.2.4, Section 8.2.5 and Section 8.4 of the U.S. License Agreement shall apply with respect to any Milestone Share of Horizon.

g. For clarity, in the event the ROW Agreement or U.S. Agreement is terminated, AstraZeneca or Horizon, respectively, will (i) continue to provide reports to the other party as described above with respect to AstraZeneca Net Sales and Horizon Net Sales, respectively, to the extent any AstraZeneca Net Sales and Horizon Net Sales, respectively, are achieved after such termination, and (ii) be obligated to pay its Milestone Share with respect to any Milestone Event achieved during an applicable calendar year following such termination based on AstraZeneca Net Sales and Horizon Net Sales achieved during such calendar year.

6. Transition Payments; […***…]. Beginning on the Transfer Date, and continuing for a period ending on the later of (i)

[…***…] ([…***…]) […***…] thereafter, and (ii) the date on which […***…], AstraZeneca acknowledges and agrees to the following:

a. As part of its reporting obligations under Section 8.3.1 of the ROW Agreement, AstraZeneca will include in its report provided to POZEN within […***…] ([…***…]) of the end of the fourth (4th) Calendar Quarter of each year a summary profit and loss statement relating to VIMOVO […***…], which will include […***…].

b. AstraZeneca will pay to POZEN, or credit against royalties otherwise payable by AstraZeneca to POZEN under the ROW License Agreement, […***…]% of any […***…]; provided, that if for any reason there are no longer royalties payable by AstraZeneca under the ROW License Agreement, then POZEN will pay to AstraZeneca any amount that would otherwise be credited against such royalties.

c. AstraZeneca will make any royalty payments to POZEN or take any credit due under this paragraph 6 in accordance with Article 8 of the ROW License Agreement.

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7. Ex-Territory Sublicenses Under U.S. and ROW License Agreements; Supply Agreement Sublicense.

a. Horizon hereby grants to AstraZeneca, effective as of the Transfer Date, a non-exclusive, royalty-free sublicense, with the right to grant sublicenses through multiple tiers solely to Sublicensees, under the Licensed Technology to develop, make and have made (but not market, sell or otherwise commercialize) Products in the Field of Use in the Horizon Territory solely in support of the development, commercialization or other exploitation of the Products in the Field of Use in the AstraZeneca Territory. If the U.S. License Agreement is terminated or otherwise ceases to be in effect for any reason other than expiration thereof pursuant to its terms, then POZEN shall and does hereby automatically and without any additional consideration grant to AstraZeneca, with effect from the effective date of the termination of the U.S. License Agreement, a direct non-exclusive, royalty-free license, with the right to grant sublicenses pursuant to Section 7.3 of the ROW License Agreement, under the Licensed Technology to develop, make and have made (but not market, sell or otherwise commercialize) Products in the Field of Use in the Horizon Territory solely in support of the development, commercialization or other exploitation of the Products in the Field of Use in the AstraZeneca Territory, and such direct license shall continue in effect for the duration of the ROW License Agreement.

b. Each of AstraZeneca and Horizon represents and warrants to POZEN as of the date hereof that under the Supply Agreement Horizon grants AstraZeneca LP a non-exclusive, royalty-free, non-transferable (except in connection with a permitted assignment of the Supply Agreement pursuant to its terms) license under the Licensed Technology, with the right to grant further sublicenses, to the extent necessary for AstraZeneca and its Affiliates to perform their obligations under the Supply Agreement.

c. POZEN hereby consents to the sublicense granted by Horizon to AstraZeneca under paragraph 7(a) and the sublicense granted by Horizon to AstraZeneca LP under the Supply Agreement as described in paragraph 7(b) and acknowledges and agrees that the provisions of Section 7.3 of the U.S. License Agreement shall not apply with respect to either sublicense (including any obligation to guarantee performance of AstraZeneca or AstraZeneca LP as a sublicensee), neither AstraZeneca nor AstraZeneca LP shall be deemed to be a Sublicensee (as defined in the U.S. License Agreement) under the U.S. License Agreement and Horizon shall not be responsible to POZEN for compliance by AstraZeneca or AstraZeneca LP with the terms of the U.S. License Agreement with respect to AstraZeneca’s exercise of the sublicense granted herein or AstraZeneca LP’s exercise of the sublicense granted under the Supply Agreement, as applicable.

d. AstraZeneca hereby grants to Horizon, effective as of the Transfer Date, a non-exclusive, royalty-free sublicense, with the right to grant sublicenses through multiple tiers solely to Sublicensees, under the Licensed Technology to develop, make and have made (but not market, sell or otherwise commercialize) Products in the Field of Use in the AstraZeneca Territory solely in support of the development, commercialization or other exploitation of the Products in the Field of Use in the Horizon Territory. POZEN hereby consents to such sublicense and acknowledges and agrees that the provisions of Section 7.3 of the ROW License

Agreement shall not apply with respect to such sublicense (including any obligation to guarantee performance of Horizon as a sublicensee), Horizon shall not be deemed to be a Sublicensee (as defined in the ROW License Agreement) under the ROW License Agreement and AstraZeneca shall not be responsible to POZEN for compliance by Horizon with the terms of the ROW License Agreement with respect to Horizon’s exercise of the sublicense granted herein. If the ROW License Agreement is terminated or otherwise ceases to be in effect for any reason other than expiration thereof pursuant to its terms, then POZEN shall and does hereby automatically and without any additional consideration grant to Horizon, with effect from the effective date of the termination of the ROW License Agreement, a direct non-exclusive, royalty-free license, with the right to grant sublicenses pursuant to Section 7.3 of the U.S. License Agreement, under the Licensed Technology to develop, make and have made (but not market, sell or otherwise commercialize) Products in the Field of Use in the AstraZeneca Territory solely in support of the development, commercialization or other exploitation of the Products in the Field of Use in the Horizon Territory, and such direct license shall continue in effect for the duration of the U.S. License Agreement.

8. Patent Prosecution Information.

a. The parties acknowledge and agree that (i) in connection with the prosecution and maintenance of the US Licensed Patents pursuant to the U.S. License Agreement it may be necessary or useful for the prosecuting and maintaining party to access the prosecution histories of the ROW Licensed Patents and any other information with respect to the prosecution of the ROW Licensed Patents that is necessary or useful for the prosecution or maintenance of the US Licensed Patents pursuant to the U.S. License Agreement, (ii) notwithstanding any provision in the ROW License Agreement to the contrary, such prosecuting and maintaining party shall have the right, at its sole expense, to obtain copies of such prosecution histories and other information solely for use in connection with the prosecution and maintenance of the US Licensed Patents under the U.S. License Agreement and (iii) any information disclosed under this paragraph 8(a) shall be deemed Confidential Information (as defined in the U.S. License Agreement) of POZEN and subject to the provisions of Article 11 of the U.S. License Agreement, provided that such prosecuting and maintaining party may disclose such Confidential Information to any patent authorities in the Horizon Territory to the extent such disclosure is made in connection with the performance of the U.S. License Agreement.

b. The parties acknowledge and agree that (i) in connection with the prosecution and maintenance of the ROW Licensed Patents pursuant to the ROW License Agreement it may be necessary or useful for the prosecuting and maintaining party to access the prosecution histories of the US Licensed Patents and any other information with respect to the prosecution of the US Licensed Patents that is necessary or useful for the prosecution or maintenance of the ROW Licensed Patents pursuant to the ROW License Agreement, (ii) notwithstanding any provision in the U.S. License Agreement to the contrary, such prosecuting and maintaining party shall have the right, at its sole expense, to obtain copies of such prosecution histories and other information solely for use in connection with the prosecution and maintenance of the ROW Licensed Patents under the ROW License Agreement and (iii) any information disclosed under this paragraph 8(b) shall be deemed Confidential Information (as defined in the ROW License Agreement) of POZEN and subject to the provisions of Article 11 of the ROW License Agreement, provided that such prosecuting and maintaining party may disclose such Confidential Information to any patent authorities in the AstraZeneca Territory to the extent such disclosure is made in connection with the performance of the ROW License Agreement.

9. […***…].

a. Capitalized terms used in this paragraph 9 but not defined in this letter agreement shall have the meaning set forth in the U.S. License Agreement.

b. If POZEN is required by Applicable Law to provide to a Regulatory Authority in the […***…] any communication that relates to […***…] and […***…] as it […***…], that […***…] to […***…].

c. Except as otherwise set forth in the U.S. License Agreement or ROW License Agreement or to comply with Applicable Law, […***…] or […***…] the […***…].

d. If POZEN is required by Applicable Law to make any statements in an AE or SAE report in the […***…] pertaining to […***…] of […***…] and […***…] the […***…] to […***…].

e. POZEN is not by the U.S. License Agreement, by implication or otherwise, granted any license or other right relating to […***…] to […***…] or […***…] to […***…] or […***…].

f. Notwithstanding anything to the contrary in the U.S. License Agreement, […***…] of […***…] or […***…] of its

[…***…] or […***…] of the […***…].

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g. Except as provided in paragraphs 9(b) or 9(d) above, without [...***...] prior written consent, […***…] will not make, and will prohibit its Affiliates, third party contractors, and agents from […***…] or […***…].

h. […***…] in the […***…] that is […***…] and […***…] the […***…] the […***…] that […***…] in the

[…***…] to be […***…].

i. […***…] to the […***…].

10. Payment of U.S. Royalties During Transition Period. POZEN acknowledges and agrees that notwithstanding the assignment of the U.S. License Agreement by AstraZeneca to Horizon as of the Transfer Date, AstraZeneca shall continue to be responsible for paying POZEN any royalties that are payable under the U.S. License Agreement with respect to any Net Sales (as defined in the U.S. License Agreement) of any Product in the Horizon Territory during the period that begins on the Transfer Date and ends on December 31, 2013 and providing POZEN the corresponding sales reports required under the U.S. License Agreement with respect to such period, and POZEN shall accept such amounts from AstraZeneca in satisfaction of Horizon’s obligations with respect thereto under the U.S. License Agreement.

11. Assignment.

a. AstraZeneca shall not sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this letter agreement or any of its rights or duties hereunder other than in connection with a permitted assignment of the ROW License Agreement or any of its rights or duties thereunder pursuant to the terms thereof (an “AstraZeneca Permitted Assignment”). In the event of an AstraZeneca Permitted Assignment, this letter agreement, and AstraZeneca’s rights and obligations hereunder, shall be automatically assigned to the assignee of AstraZeneca’s rights and duties under the ROW License Agreement.

b. Horizon shall not sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this letter agreement or any of its rights or duties hereunder other than in connection with a permitted assignment of the U.S. License Agreement or any of its rights or duties thereunder pursuant to the terms thereof (a “Horizon Permitted Assignment”). In the event of a Horizon Permitted Assignment, this letter agreement, and Horizon’s rights and obligations hereunder, shall be

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automatically assigned to the assignee of Horizon’s rights and duties under the U.S. License Agreement.

c. POZEN shall not sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this letter agreement or (i) its rights or duties hereunder with respect to AstraZeneca’s Milestone Share (paragraph 5) or Horizon’s sublicense to AstraZeneca (paragraph 7(a)), (ii) its duties hereunder with respect to patent prosecution information for the ROW Licensed Patent (paragraph 8(a)) and (iii) its rights hereunder with respect to patent prosecution information for the US Licensed Patents (paragraph 8(b)) (collectively, the “POZEN ROW Provisions”) other than in connection with a permitted assignment of the ROW License Agreement or any of its rights or duties thereunder pursuant to Section 15.1 thereof (a “POZEN Permitted ROW Assignment”). In the event of a POZEN Permitted ROW Assignment, this letter agreement and POZEN’s rights and obligations under the POZEN ROW Provisions shall be automatically assigned to the assignee of POZEN’s rights and duties under the ROW License Agreement.

d. POZEN shall not sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this letter agreement or (i) its rights or duties under paragraph 2 or paragraph 4, (ii) its rights or duties hereunder with respect to Horizon’s Milestone Share (paragraph 5), AstraZeneca’s sublicense to Horizon (paragraph 7(d)), or the Nexium-related restrictions (paragraph 9), (iii) its rights hereunder with respect to patent prosecution information for the ROW Licensed Patent (paragraph 8(a)) and (iv) its duties hereunder with respect to patent prosecution information for the US Licensed Patents (paragraph 8(b)) (collectively, the “POZEN US Provisions”) other than in connection with a permitted assignment of the U.S. License Agreement or any of its rights or duties thereunder pursuant to Section 15.1 thereof (a “POZEN Permitted US Assignment”). In the event of a POZEN Permitted US Assignment, this letter agreement and POZEN’s rights and obligations under the POZEN US Provisions shall be automatically assigned to the assignee of POZEN’s rights and duties under the U.S. License Agreement. For clarity, in no event will any sale, transfer, assignment, delegation, pledge or other disposal of the POZEN US Provisions relieve POZEN of its agreements and duties under paragraph 4.

12. Representation of AstraZeneca. AstraZeneca represents and warrants to POZEN as of the date hereof that pursuant to the APA AstraZeneca provides Horizon the representation and warranty set forth on Attachment A, and such representation and warranty is true and accurate in all material respects as of the date hereof.

13. Miscellaneous.

a. With respect to the rights and obligations of AstraZeneca and POZEN with respect to the POZEN ROW Provisions, this letter agreement is subject to Articles 11 through 14 of the ROW License Agreement. With respect to the rights and obligations of Horizon and POZEN with respect to the POZEN US Provisions, this letter agreement is subject to Articles 11 through 14 of the U.S. License Agreement. Any breach of this letter agreement by AstraZeneca or POZEN with respect to the POZEN ROW Provisions shall be deemed a breach of the ROW License Agreement by such party and subject to such parties’ respective rights and remedies (and any applicable limitations) thereunder. Any breach of this letter agreement by Horizon or POZEN with respect to the POZEN US Provisions shall be deemed a breach of the U.S. License Agreement by such party and subject to such parties’ respective rights and remedies (and any applicable limitations) thereunder. This letter agreement automatically shall terminate with respect to AstraZeneca and POZEN with respect to the POZEN ROW Provisions upon the termination of the ROW License Agreement (subject to Sections 12.10 thereof). This letter agreement automatically shall terminate with respect to Horizon and POZEN with respect to the POZEN US Provisions upon the termination of the U.S. License Agreement (subject to Sections 12.9 thereof). For clarity, the consent under paragraph 2, and the release and other agreements of POZEN under paragraph 4, will survive any expiration or termination of this letter agreement.

b. Each of AstraZeneca, POZEN and Horizon acknowledges and agrees that the terms of this letter agreement shall not become effective until the Transfer Date.

c. The agreements set forth in this letter agreement are being relied upon by each of AstraZeneca and Horizon in connection with its determination to execute the APA. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any court of the U.S. or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereto hereby waives (i) any requirement that the other party post a bond or other security as a condition for obtaining any such relief, and (ii) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

d. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and performed in such state, without giving effect to the conflicts of laws principles thereof to the extent such principles would require or permit the application of the laws of another state. This letter agreement may be executed in multiple counterparts, all of which taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this letter agreement. No amendment or modification of this letter agreement will be binding upon the parties unless in writing and duly executed by authorized representatives of AstraZeneca, Horizon and POZEN.

Please confirm the agreement of AstraZeneca and POZEN with the terms of this letter agreement by countersigning in the space provided below. This letter agreement, once fully executed by AstraZeneca and POZEN, shall be deemed to have been executed as of the date first above written.

-Signature page to follow-

Sincerely,

Horizon Pharma U.S.A, Inc.

By:	/s/ Timothy P. Walbert
Name:	Timothy P. Walbert
Title:	President and Chief Executive Officer

Acknowledged and Agreed:

AstraZeneca AB

By:	/s/ Jan-Olof Jacke
Name:	Jan-Olof Jacke
Title:	President

POZEN, Inc.

By:	/s/ John R. Plachetka
Name:	John R. Plachetka
Title:	Chairman, President and CEO

Attachment A

The Purchased Assets, together with the Merck Covenant and rights granted to Horizon under the License Agreement, the Licensed Regulatory Documentation, the APA Manufacturing Technology and any software or other ordinary course and immaterial Third Party licenses that are commercially available (excluding, for clarity, any license of any Patent Rights), constitute all of the intellectual property, Regulatory Approvals and Regulatory Documentation necessary to (i) operate the Product Business, (ii) Manufacture or have Manufactured the Product in the Horizon Territory, and (iii) Manufacture, have Manufactured, research and develop the Product in the AstraZeneca Territory solely for exportation and use of the Product in connection with the Exploitation of Product in the Horizon Territory, in each case ((i)—(iii)) in the same manner that AstraZeneca and its Affiliates are operating the Product Business, Manufacturing or having Manufactured the Product in the Horizon Territory, and Manufacturing, having Manufactured, researching and developing the Product in the AstraZeneca Territory for exportation and use of the Product in connection with the Exploitation of Product in the Horizon Territory, as applicable, as of the Execution Date and as of the Closing. In the event this Section 3.1.6(b) is breached because AstraZeneca has failed to convey any Purchased Assets or to identify and either transfer to Horizon, or grant Horizon a license to or right of reference and use with respect to, as applicable, any intellectual property, Regulatory Approvals or Regulatory Documentation necessary for the representation and warranty in this Section 3.1.6(b) to be true and correct in all respects, such breach shall be deemed cured as of the date AstraZeneca or any of its Affiliates specifically performs its obligation under this Agreement or any Ancillary Agreement to convey title to all Purchased Assets to Horizon or to transfer to Horizon, or grant Horizon a license to or right of reference and use with respect to, as applicable, such intellectual property, Regulatory Approvals or Regulatory Documentation at no additional cost or expense to Horizon; provided that such breach shall not be deemed cured with respect to any Losses incurred by any Horizon Indemnitee prior to such transfer or grant.